Exhibit 10.1

ECB BANCORP, INC.

2008 OMNIBUS EQUITY PLAN

ARTICLE 1

PURPOSE AND EFFECTIVE DATE

1.1    Purpose. The purpose of this 2008 Omnibus Equity Plan of ECB Bancorp, Inc. (“ECB”), is to promote ECB’s long-term financial success and increase stockholder value by providing officers and employees the opportunity to acquire an ownership interest in ECB and enabling ECB and its related entities to attract and retain the services of those officers and employees upon whom the successful conduct of its business depends.

1.2    Effective Date. This Plan shall be effective when it is adopted by ECB’s Board of Directors and thereafter approved by the affirmative vote of ECB’s stockholders in accordance with applicable rules and procedures, including those in Internal Revenue Code Section 422 and Treasury Regulation Section 1.422-3. Any award granted under this Plan before stockholder approval shall be null and void if stockholders do not approve the Plan within 12 months after the Plan’s adoption by ECB’s Board of Directors. Subject to Article 11, the Plan shall continue until the tenth anniversary of the date it is approved by ECB’s Board of Directors.

ARTICLE 2

DEFINITIONS

When used in this Plan, the following words, terms, and phrases have the meanings given in this Article 2 unless another meaning is expressly provided elsewhere in this document or is clearly required by the context. When applying these definitions and any other word, term, or phrase used in this Plan, the form of any word, term, or phrase shall include any and all of its other forms.

2.1    Award means a grant of (a) the right under Article 6 to purchase ECB common stock at a stated price during a specified period of time (an “Option”), which Option may be (i) an Incentive Stock Option that on the date of the Award is identified as an Incentive Stock Option, satisfies the conditions imposed under Internal Revenue Code Section 422, and is not later modified in a manner inconsistent with Internal Revenue Code Section 422 or (ii) a Nonqualified Stock Option, meaning any Option that is not an Incentive Stock Option, (b) Restricted Stock, meaning shares of ECB common stock granted to a Participant contingent upon satisfaction of conditions described in Article 7, or (c) Performance Shares, meaning shares of ECB common stock granted to a Participant contingent upon satisfaction of conditions described in Article 8.

2.2    Award Agreement means the written or electronic agreement between ECB and each Participant containing the terms and conditions of an Award and the manner in which it will or may be settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan shall govern.

2.3    Covered Employee means those Employees, including Officers, whose compensation is or likely will be subject to limited deductibility under Internal Revenue Code Section 162(m) as of the last day of any calendar year.

2.4    Employee means any person who, on any applicable date, is a common law employee of ECB or a Related Entity. A worker who is not classified as a common law employee but who is subsequently reclassified as a common law employee of ECB or a Related Entity for any reason and on any basis shall be treated as a common law employee solely from the date reclassification occurs. Reclassification shall not be applied retroactively for any purpose of this Plan. An Employee shall not cease to be an Employee in the case of any leave of absence approved by ECB, provided that, for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

2.5    Exercise Price means the amount, if any, a Participant must pay to exercise an Award.

2.6    Fair Market Value means the value of one share of ECB common stock, determined according to the following rules: (a) if ECB common stock is traded on an exchange or on an automated quotation system giving closing prices, the reported closing price on the relevant date if it is a trading day and otherwise on the next trading day, (b) if ECB common stock is traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day and otherwise on the next trading day, or (c) if neither clause (a) nor clause (b) applies, the fair market value as determined by the Plan Committee in good faith and, to the extent applicable, consistent with the rules and valuation methods prescribed under Internal Revenue Code Section 422 and Section 409A and related regulations, and other applicable tax rules.

2.7    Internal Revenue Code means the Internal Revenue Code of 1986, as amended or superseded after the date this Plan becomes effective under Section 1.2, and any applicable rulings or regulations issued under the Internal Revenue Code of 1986.

2.8    Participant means an Employee to whom an Award is granted, for as long as the Award remains outstanding.

2.9    Plan means this 2008 Omnibus Equity Plan, as amended from time to time.

2.10    Plan Committee means a committee of ECB’s Board of Directors consisting entirely of individuals who (a) are outside directors as defined in Treasury Regulation Section 1.162-27(e)(3)(i), (b) are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, (c) do not receive remuneration from ECB or any Related Entity in any capacity other than as a Director, except as permitted under Treasury Regulation Section 1.162-27(e)(3), and (d) are independent directors within the meaning of rules of The NASDAQ Stock Market, Inc. The Plan Committee shall consist of at least three individuals.

2.11    Plan Year means ECB’s fiscal year.

2.12    Related Entity means an entity that is or becomes related to ECB through common ownership, as determined under Internal Revenue Code Section 414(b) or (c), but modified as permitted under Treasury Regulation Section 1.409A-1(b)(5)(iii) as to Awards to which such regulation is applicable.

2.13    ECB Bancorp, Inc., or ECB, means ECB Bancorp, Inc., a North Carolina corporation. Except for purposes of determining whether a Change in Control has occurred (according to Article 10), the term ECB Bancorp, Inc., or ECB, also means any corporation or entity that is a successor to ECB Bancorp, Inc., or substantially all of its assets, and that assumes the obligations of ECB Bancorp, Inc., under this Plan by operation of law or otherwise.

ARTICLE 3

PARTICIPATION

3.1    Awards to Employees. Consistent with the terms of the Plan and subject to Section 3.2, the Plan Committee alone shall decide which Employees will be granted Awards, shall specify the types of Awards granted to Employees, and shall determine the terms upon which Awards are granted and may be earned. The Plan Committee may establish different terms and conditions for each type of Award granted to an Employee, for each Employee receiving the same type of Award, and for the same Employee for each Award the Employee receives, regardless of whether the Awards are granted at the same or different times. The Plan Committee shall have exclusive authority to determine whether an Award qualifies or is intended to qualify for the exemption from the deduction limitations of Internal Revenue Code Section 162(m) for performance-based compensation.

3.2    Conditions of Participation. By accepting an Award, each Participant agrees (a) to be bound by the terms of the Award Agreement relating to the Award and the Plan and to comply with other conditions imposed by the Plan Committee, and (b) that the Plan Committee (or ECB’s Board of Directors, as appropriate) may amend the Plan and the Award Agreements without any additional consideration if necessary to comply with or avoid penalties arising under Internal Revenue Code Section 409A or any other Section of the Code, even if the amendment reduces, restricts, or eliminates rights that were granted under the Plan, the Award Agreement, or both before the amendment.

ARTICLE 4

ADMINISTRATION

4.1    Duties. The Plan Committee is responsible for administering the Plan and shall have all powers appropriate and necessary for that purpose. Consistent with the Plan’s objectives, ECB’s Board of Directors and the Plan Committee may adopt, amend, and rescind rules and regulations relating to the Plan to protect ECB’s and its Related Entities’ interests. Consistent with the Plan’s objectives, ECB’s Board of Directors and the Plan Committee shall have complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Actions of ECB’s Board of Directors and the Plan Committee shall be final, binding, and conclusive for all purposes and upon all persons.

4.2    Delegation of Duties. In its sole discretion, ECB’s Board of Directors and the Plan Committee may delegate ministerial duties associated with the Plan to any person that it deems appropriate, including an Employee. However, neither ECB’s Board of Directors nor the Plan Committee shall delegate a duty it must discharge to comply with the conditions for exemption of performance-based compensation from the deduction limitations of Section 162(m).

4.3    Award Agreement. As soon as administratively practical after the date an Award is made, the Plan Committee or ECB’s Board of Directors shall prepare and deliver an Award Agreement to each affected Participant. The Award Agreement shall:

(a) describe the terms of the Award, including the type of Award and when and how it may be exercised or earned,

(b) state the Exercise Price, if any, associated with the Award,

(c) state how the Award will or may be settled,

(d) describe (i) any conditions that must be satisfied before the Award may be exercised or earned, (ii) any objective restrictions placed on the Award and any performance-related conditions and performance criteria that must be satisfied before those restrictions will be released, and (iii) any other applicable terms and conditions affecting the Award.

4.4    Restriction on Repricing. Regardless of any other provision of this Plan or an Award Agreement, neither ECB’s Board of Directors nor the Plan Committee may reprice (as defined under rules of the New York Stock Exchange or The NASDAQ Stock Market) any Award unless the repricing is approved in advance by ECB’s stockholders acting at a meeting.

ARTICLE 5

LIMITS ON STOCK SUBJECT TO AWARDS

5.1    Number of Authorized Shares of Stock. Subject to any adjustments required by Section 5.4, the maximum number of shares of ECB common stock that may be subject to Awards under this Plan is 200,000. ECB shall at all times during the term of this Plan reserve and keep available the number of shares of its common stock as shall be sufficient to satisfy the requirements of the Plan. The common stock issued pursuant to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.2    Award Limits and Annual Participant Limits.

(a)    Award Limits. Of the total shares authorized under Section 5.1, up to a maximum of 200,000 shares may be reserved for issuance under Incentive Stock Options.

(b)    Annual Participant Limits. The aggregate number of shares of ECB common stock underlying Awards granted under this Plan to any Participant in any Plan Year, regardless of whether the Awards are thereafter canceled, forfeited, or terminated, shall not exceed 15,000 shares. This annual limitation is intended to include the grant of all Awards, including but not limited to Awards representing performance-based compensation described in Internal Revenue Code Section 162(m)(4)(C).

5.3    Share Accounting. For purposes of calculating the maximum number of shares of common stock that may be issued under the Plan:

(a) When cash is used by the Participant as full payment for shares issued upon exercise of a Nonqualified Stock Option or an Incentive Stock Option or as payment for the purchase of Restricted Stock or Performance Shares, all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted;

(b) Any shares of common stock subject to a Stock Option which for any reason terminates or expires unexercised, or shares granted in connection with a Performance Share Award that are unearned and, thus, never issued, shall again be available for issuance under the Plan.

5.4    Adjustment in Capitalization. If, after the Effective Date, there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting ECB common stock, then consistent with the applicable provisions of Internal Revenue Code Sections 162(m), 409A, 422, and 424 and associated regulations and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Plan Committee shall, in a manner the Plan Committee considers equitable, adjust (a) the number of Awards that may or will be granted to Participants during a Plan Year, (b) the aggregate number of shares of ECB common stock available for Awards under Section 5.1 or subject to outstanding Awards, as well as any share-based limits imposed under this Plan, (c) the respective Exercise Price, number of shares, and other limitations applicable to outstanding or subsequently granted Awards, and (d) any other factors, limits, or terms affecting any outstanding or subsequently granted Awards.

ARTICLE 6

STOCK OPTIONS

6.1    Grant of Options. Subject to the terms of the Plan, at any time during the term of this Plan the Plan Committee may grant Incentive Stock Options and Nonqualified Stock Options to Employees. Unless an Award Agreement provides otherwise, Options awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code Section 409A to the extent Section 409A is applicable to those Options as of the date of their issuance, and all such Option Award Agreements shall be construed and administered consistent with that intention.

6.2    Exercise Price. Except as necessary to implement Section 6.7, each Option shall have an Exercise Price per share at least equal to the Fair Market Value of a share of ECB common stock on the date of grant. However, the Exercise Price per share shall be at least 110% of the Fair Market Value of a share of ECB common stock on the date of grant for any Incentive Stock Option granted to an Employee who, on the date of grant, owns (as defined in Internal Revenue Code Section 424(d)) ECB common stock possessing more than 10% of the total combined voting power of all classes of stock (or the combined voting power of any Related Entity), determined according to rules issued under Internal Revenue Code Section 422.

6.3    Exercise of Options. Subject to any terms, restrictions, and conditions specified in the Plan, and unless specified otherwise in the Award Agreement, Options shall be exercisable at the time or times specified in the Award Agreement, and they may become exercisable as to portions of the shares covered by Options at intervals during a stated period of time, but no Incentive Stock Option may be exercised more than ten years after the date on which it is granted, nor more than five years after the date on which it is granted to an Employee who on the date of grant owns (as defined in Internal Revenue Code Section 424(d)) ECB common stock possessing more than 10% of the total combined voting power of all classes of stock or the combined voting power of any Related Entity, determined under rules issued under Internal Revenue Code Section 422.

6.4    Incentive Stock Options. Despite any provision in this Plan to the contrary:

(a) no provision of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Internal Revenue Code Section 422 or, without the consent of the affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment provided by Internal Revenue Code Section 421;

(b) no Employee may be granted Incentive Stock Options under this Plan if the aggregate Fair Market Value (determined as of the date the Option is granted and taking into account such Option) of stock of ECB and its Related Entities with respect to which Incentive Stock Options (as defined in Section 422 of the Code) are exercisable for the first time by such Employee during any calendar year, under this and all other plans of ECB and its Related Entitles, would exceed one hundred thousand dollars ($100,000) (or other amount specified in Internal Revenue Code Section 422(d)), determined under rules issued under Internal Revenue Code Section 422;

(c) no Incentive Stock Option shall be granted to a person who is not an Employee on the grant date; and

(d) all Incentive Stock Options held by a Participant shall terminate upon termination of the Participant’s employment with either ECB or its Related Entity, provided, that such period may be extended in the Award Agreement pursuant to the following: (i) subject to the terms of Section 9.1, for an additional period not to exceed ninety (90) days upon termination of the Participant’s employment with ECB or its Related Entities other than as a result of death or disability; (ii) for an additional period not to exceed one (1) year upon termination of the Participant’s employment with ECB or its Related Entities as a result of death; and (iii) for an additional period not to exceed one (1) year upon termination of the Participant’s employment with ECB or its Related Entities as a result of disability (within the meaning of Section 22(e)(3) of the Code and as defined in the Incentive Stock Option Agreement);

6.5    Exercise Procedures and Payment for Options. The Exercise Price associated with each Option must be paid according to procedures described in the Award Agreement. These procedures may allow either of the following payment methods: (a) payment in cash or a cash equivalent or (b) surrender by the Participant of unrestricted shares of ECB common stock he or she has owned for at least six months before the exercise date as partial or full payment of the Exercise Price, either by actual delivery of the shares or by attestation, with each share valued at the Fair Market Value of a share of ECB common stock on the exercise date. In its sole discretion the Plan Committee may withhold its approval for any method of payment for any reason, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment, adverse tax treatment for ECB or the Participant, or a violation of the Sarbanes-Oxley Act of 2002, as amended from time to time, and related regulations and guidance. A Participant may exercise an Option solely by sending to the Plan Committee or its designee a completed exercise notice in the form prescribed by the Plan Committee along with payment, or designation of an approved payment procedure, of the Exercise Price.

6.6    Holding Period. For so long as ECB remains a reporting company (meaning that it has a class of equity securities registered under the Exchange Act), shares of ECB common stock acquired upon exercise of an Option shall not be sold or otherwise transferred before the expiration of six (6) months from the date such Option is granted.

6.7    Substitution of Options. In ECB’s discretion, persons who become Employees as a result of a transaction described in Internal Revenue Code Section 424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under Section 424.

6.8    Rights Associated With Options. A Participant holding an unexercised Option shall have no voting or dividend rights associated with shares underlying the unexercised Option. The Option shall be transferable solely as provided in Section 13.1. Unless otherwise specified in the Award Agreement or as otherwise specifically provided in the Plan, ECB common stock acquired upon exercise of an Option shall have all dividend and voting rights associated with ECB common stock and shall be transferable, subject to applicable federal securities laws, applicable requirements of any national securities exchange or system on which shares of ECB common stock are then listed or traded, and applicable blue sky or state securities laws.

ARTICLE 7

RESTRICTED STOCK

7.1    Award of Restricted Stock. Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement, at any time during the term of this Plan the Plan Committee may award shares of Restricted Stock to Employees. Restricted Stock may be awarded at no cost or at a price per share determined by the Plan Committee, which may be less than the Fair Market Value of a share of ECB common stock on the date of grant.

7.2    Earning Restricted Stock. Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement, and unless otherwise specified in the Award Agreement:

(a) terms, restrictions, and conditions imposed on Restricted Stock awarded to Participants shall lapse as described in the Award Agreement, and any Award Agreement may provide for a schedule under which terms, restrictions and conditions lapse as to portions of the shares included in an Award at intervals during a stated period of time;

(b) during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, the share certificates for such Restricted Stock and any shares of ECB common stock issuable as a dividend or other distribution on the Restricted Stock shall be held by ECB,

(c) at the end of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, (i) the Restricted Stock, or any applicable portion thereof, shall be forfeited to the extent that terms, restrictions, and conditions described in the Award Agreement are not satisfied (with a refund, without interest, of any consideration paid by the Participant), and (ii) subject to the terms of Section 13.4, the certificates evidencing the Restricted Stock, or any applicable portion thereof, shall be released by ECB and distributed to the Participant as soon as practicable after the last day of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined to the extent that terms, restrictions, and conditions specified in the Award Agreement are satisfied. Any Restricted Stock Award relating to a fractional share of ECB common stock shall be rounded to the next whole share when settled.

7.3    Rights Associated With Restricted Stock. During the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, and unless the Restricted Stock Award Agreement specifies otherwise, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Except as otherwise required for compliance with the conditions for exemption of performance-based compensation from the deduction limitations of Internal Revenue Code Section 162(m) and except as otherwise required by the terms of the applicable Award Agreement, during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined each Participant to whom Restricted Stock is issued may exercise full voting rights associated with that Restricted Stock and shall be entitled to receive all dividends and other distributions on that Restricted Stock; provided, however, that if a dividend or other distribution is paid in the form of shares of ECB common stock, those shares shall also be considered Restricted Stock. The certificate evidencing such shares shall be held by ECB, and the shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock to which the dividend or distribution relates.

7.4    Internal Revenue Code Section 83(b) Election. The Plan Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election under Internal Revenue Code Section 83(b). If a Participant makes an election under Internal Revenue Code Section 83(b) concerning a Restricted Stock Award, the Participant must promptly file a copy of the election with ECB.

ARTICLE 8

PERFORMANCE SHARES

8.1    Award of Performance Shares. Subject to the terms, restrictions, and conditions specified in the Plan and the Award Agreement, at any time during the term of this Plan the Plan Committee may award Performance Shares to Employees. Performance Shares shall be earned and issued based on performance objectives set forth in the Award Agreement being met, which objectives shall consist of one or more of the criteria specified in Section 8.2 (the “Performance Criteria”). Determination of the specific Performance Criteria and the related measurement periods or other factors which apply to Performance Shares granted to a Participant, and of whether any or all such Performance Criteria have been achieved, shall be made by the Plan Committee, in its sole discretion, and its determinations shall be final and binding on the Participant. Performance Shares shall be awarded for issuance only after the Performance Criteria have been met. Performance Shares may be awarded (a) to Covered Employees in a manner that qualifies as performance-based compensation under Internal Revenue Code Section 162(m) or (b) to Employees who are not Covered Employees in any manner reasonably determined by the Plan Committee. Unless an Award Agreement provides otherwise, Performance Shares awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code Section 409A and the respective Award Agreements shall be construed and administered consistent with that intention.

8.2    Performance Criteria.

(a) Performance Shares that are intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) may be earned based on goals or objectives specified by the Plan Committee relating to one or more or any combination of the following Performance Criteria, which may be applied solely with reference to ECB, to a Related Entity, to ECB and a Related Entity, or relatively between ECB, a Related Entity, or both and one or more unrelated entities –

(1) net earnings or net income (before or after taxes),

(2) earnings per share,

(3) deposit or asset growth,

(4) net operating income,

(5) return measures (including return on assets and equity),

(6) fee income,

(7) earnings before or after taxes, interest, depreciation and/or amortization,

(8) interest spread,

(9) productivity ratios,

(10) share price, including but not limited to growth measures and total stockholder return,

(11) expense targets,

(12) credit quality,

(13) efficiency ratio,

(14) market share,

(15) customer satisfaction,

(16) net income after cost of capital, or

(17) any other factors the Plan Committee considers relevant and appropriate

(b) Performance Shares awarded to Participants who are not Covered Employees may be earned based on one or more or any combination of the Performance Criteria listed in Section 8.2(a).

(c) Different Performance Criteria may be applied to individual Employees or to groups of Employees and, as specified by the Plan Committee, may be based on the results achieved (i) separately by ECB or any Related Entity, (ii) by any combination of ECB and Related Entities, or (iii) by any combination of segments, products, or divisions of ECB and Related Entities.

(d) The Plan Committee shall make appropriate adjustments of Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting ECB common stock, a recapitalization (including without limitation payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or similar corporate change. Also, the Plan Committee shall make a similar adjustment to any portion of a Performance Criterion that is not based on ECB common stock but that is affected by an event having an effect similar to those just described. As permitted under Internal Revenue Code Section 162(m), the Plan Committee may make appropriate adjustments of Performance Criteria to reflect a substantive change in an Employee’s job description or assigned duties and responsibilities.

(e) Performance Criteria shall be established in an Award Agreement as soon as administratively practicable after the criteria are established, but in the case of Covered Employees no later than the earlier of: (i) 90 days after the beginning of the applicable Performance Period and (ii) the expiration of 25% of the applicable period in which satisfaction of the applicable Performance Criteria is to be determined.

8.3    Earning Performance Shares. Except as otherwise provided in the Plan or the Award Agreement, at the end of each applicable measurement period in which satisfaction of the Performance Criteria is to be determined, the Plan Committee shall certify that the Performance Criteria have or have not been satisfied, after which the following shall occur:

(a) To the extent the Plan Committee certifies that the Performance Criteria were not satisfied, then the Award shall terminate as to all or the portion of the Performance Shares associated with Performance Criteria certified as not having been satisfied, and those Performance Shares shall never be issued;

(b) To the extent the Plan Committee certifies that the Performance Criteria have been satisfied, then all or the portion of the Performance Shares associated with Performance Criteria certified as having been satisfied shall, subject to the terms of Section 13.4, be issued to the Participant in the form a certificate for shares of ECB common stock (unless otherwise specified in the Award Agreement) on or before the later of (i) the 15th day of the third month after the end of the Participant’s taxable year in which the Plan Committee certifies that the related Performance Criteria are satisfied and (ii) the 15th day of the third month after the end of ECB’s taxable year in which the Plan Committee certifies that the related Performance Criteria were satisfied. However, the Performance Shares may be distributed later if ECB reasonably determines that compliance with that schedule is not administratively practical and if the distribution is made as soon as practical.

8.4    Rights Associated with Performance Shares. During the measurement period in which satisfaction of the Performance Criteria is to be determined with respect to Performance Shares awarded to a Participant, (i) the Performance Shares shall remain unissued; (ii) the right to receive the Performance Shares upon issuance may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, (iii) the Participant shall have no voting rights with respect to the unissued Performance Shares, and (iv) the Participant shall have no right to receive dividends or other distributions with respect to the unissued Performance Shares.

8.5.    Internal Revenue Code Section 83(b) Election. The Plan Committee may provide in an Award Agreement that the grant of any Performance Shares shall be conditioned upon the Participant making or refraining from making an election under Internal Revenue Code Section 83(b). If a Participant makes an election under Internal Revenue Code Section 83(b) concerning a Performance Share Award, the Participant must promptly file a copy of the election with ECB.

ARTICLE 9

TERMINATION

9.1    Termination for Cause.

(a) If a Participant’s employment with ECB is terminated for Cause, or if in ECB’s judgment a basis for termination for Cause exists, all Awards held by the Participant that are outstanding shall be forfeited, regardless of whether the Awards are exercisable and regardless of whether the Participant’s employment with ECB or a Related Entity actually terminates, except that (i) Restricted Stock that is no longer subject to forfeiture, and (ii) Performance Shares for which the Performance Criteria have been met, and (iii) shares received in connection with Options that have been exercised, shall not be affected by termination for Cause.

(b) The term “Cause” shall mean one or more of the acts described in this Section 9.1(b):

(1) an act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion by the Participant of the assets or business opportunities of ECB or a Related Entity,

(2) conviction of the Participant of or plea by the Participant of guilty or no contest to a felony or a misdemeanor,

(3) violation by the Participant of the written policies or procedures of ECB or the Related Entity with which the Participant is employed, including but not limited to violation of ECB’s or the Related Entity’s code of ethics,

(4) unless disclosure is inadvertent, disclosure to unauthorized persons of any confidential information not in the public domain relating to ECB’s or a Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations, and information relating to the identity and location of all past, present, and prospective customers and suppliers,

(5) intentional breach of any contract (including without limitation any employment, confidentiality or inventions agreement) with or violation of any legal obligation owed to ECB or a Related Entity,

(6) dishonesty relating to the duties owed by the Participant to ECB or a Related Entity or any breach of a fiduciary duty held by the Participant with respect to ECB or a Related Entity,

(7) the Participant’s willful and continued refusal to substantially perform assigned duties, other than refusal resulting from sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a disability,

(8) the Participant’s willful engagement in gross misconduct materially and demonstrably injurious to ECB or a Related Entity,

(9) the Participant’s breach of any term of this Plan or an Award Agreement,

(10) intentional cooperation with a party attempting a Change in Control of ECB, unless ECB’s Board of Directors approves or ratifies the Participant’s action before the Change in Control or unless the Participant’s cooperation is required by law,

(11) any action that constitutes “cause” for termination as defined in any written agreement between the Participant and ECB or a Related Entity.

However, Cause shall not be deemed to exist merely because the Participant is absent from active employment during periods of paid time off, consistent with the applicable paid time-off policy of ECB or its Related Entity with which the Participant is employed, as the case may be, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a disability, or other period of absence approved by ECB or its Related Entity, as the case may be. The Plan Committee shall have the sole discretion to determine whether any condition constitutes a disability for purposes of the Plan or this Section 9.1.

9.2    Termination for any Other Reason. Unless specified otherwise by the Plan Committee at the time an Award is granted and set forth in the Award Agreement, or in this Plan, and except as provided in Section 9.1, when a Participant’s employment terminates for any reason, the portions of the Participant’s outstanding Options that are unvested and unexercisable, and the portions of the Participant’s Restricted Stock Awards that at such time are subject to forfeiture, and the portions of the Participant’s Performance Share Awards that have not been earned, shall be forfeited. Options that are exercisable when termination occurs shall be forfeited if not exercised before the earlier of (a) the expiration date specified in the Award Agreement, (b) any other time (including the date of termination), or after any number of days following the date of termination, as specified in the Award Agreements pertaining to those Options.

ARTICLE 10

EFFECT OF A CHANGE IN CONTROL

10.1    Definition of Change in Control. The term “Change in Control” shall have the meaning given in any written agreement between the Participant and ECB or any Related Entity. However, if an Award is subject to Internal Revenue Code Section 409A, the term Change in Control shall have the meaning given in Section 409A. If an Award is not subject to Internal Revenue Code Section 409A, and if the term Change in Control is not defined in a written agreement between the Participant and ECB or a Related Entity, any of the following events occurring on or after the date this Plan becomes effective under Section 1.2 shall constitute a Change in Control:

(a)    Change in Board Composition. A Change in Control shall be deemed to have occurred if individuals who constitute ECB’s Board of Directors on the date this Plan becomes effective under Section 1.2 (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors. A person who becomes a Director after the Effective Date of this Plan and whose election or nomination for election is approved by a vote of at least two-thirds (2/3) of the Incumbent Directors on the Board of Directors shall be deemed to be an Incumbent Director. The necessary two-thirds (2/3) approval may take the form of a specific vote on that person’s election or nomination, or approval of ECB’s proxy statement in which the person is named as a nominee for Director without written objection by Incumbent Directors to the nomination. A person elected or nominated as a Director of ECB initially as the result of an actual or threatened director-election contest or any other actual or threatened solicitation of proxies by or on behalf of any person other than ECB’s Board of Directors shall never be deemed an Incumbent Director unless at least two-thirds (2/3) of the Incumbent Directors specifically vote to treat that person as an Incumbent Director.

(b)    Significant Ownership Change. A Change in Control shall be deemed to have occurred if any person directly or indirectly is or becomes the beneficial owner of securities, the combined voting power which securities in the election of ECB’s Directors is:

(1) 50% or more of the combined voting power of all of ECB’s outstanding securities eligible to vote for the election of ECB’s Directors,

(2) 25% or more, but less than 50%, of the combined voting power of all of ECB’s outstanding securities eligible to vote in the election of ECB’s Directors, except that an event described in this paragraph (b)(2) shall not constitute a Change in Control if it is the result of any of the following acquisitions of ECB’s securities:

(A) by ECB or a Related Entity, reducing the number of ECB securities outstanding (unless the person thereafter becomes the beneficial owner of additional securities that are eligible to vote in the election of ECB’s Directors, increasing the person’s beneficial ownership by more than one percent),

(B) by or through an employee benefit plan sponsored or maintained by ECB or a Related Entity and described (or intended to be described) in Internal Revenue Code Section 401(a),

(C) by or through an equity compensation plan maintained by ECB or a Related Entity, including this Plan and any program described in Internal Revenue Code Section 423,

(D) by an underwriter temporarily holding securities in an offering of securities,

(E) in a Non-Control Transaction, as defined in Section 10.1(c), or

(F) in a transaction (other than one described in Section 10.1(c)) in which securities eligible to vote in the election of ECB’s Directors are acquired from ECB, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition shall not constitute a Change in Control.

(c) Merger. A Change in Control shall be deemed to have occurred upon consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving ECB or a Related Entity requiring approval of ECB’s stockholders, whether for the transaction or for the issuance of securities in the transaction (a “Business Combination”), unless immediately after the Business Combination:

(1) more than 50% of the total voting power of either (i) the corporation resulting from consummation of the Business Combination (the “Surviving Corporation”) or, if applicable, (ii) the ultimate parent corporation that directly or indirectly beneficially owns 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”) is represented by securities that were eligible to vote in the election of ECB’s Directors and that were outstanding immediately before the Business Combination (or, if applicable, represented by securities into which the ECB securities were converted in the Business Combination), and that voting power among the holders thereof is in substantially the same proportion as the voting power of securities eligible to vote in the election of ECB’s Directors among the holders thereof immediately before the Business Combination,

(2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) directly or indirectly is or becomes the beneficial owner of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and

(3) at least a majority of the members of the Board of Directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors when the initial agreement providing for the Business Combination was approved by ECB’s Board of Directors.

A Business Combination satisfying all of the criteria specified in clauses (1), (2), and (3) of this Section 10.1(c) shall constitute a “Non-Control Transaction,” or

(d) Sale of Assets. A Change in Control shall be deemed to have occurred if ECB’s stockholders approve a plan of complete liquidation or dissolution of ECB or a sale of all or substantially all of its assets, but in any case only if ECB’s assets are transferred to an entity not owned directly or indirectly by ECB, a Related Entity or ECB’s stockholders.

10.2    Effect of Change in Control. If a Change in Control occurs, the Plan Committee shall have the right in its sole discretion to –

(a) accelerate the exercisability of any or all Options, despite any limitations contained in the Plan or Award Agreement,

(b) accelerate the vesting of Restricted Stock or Performance Shares, despite any limitations contained in the Plan or Award Agreement,

(c) cancel any or all outstanding Awards in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property, or any combination thereof that the holder of the Award would have received upon consummation of the Change in Control transaction (the “Acquisition Consideration”) had the Option, Restricted Stock or Performance Shares been exercised or converted into shares of ECB common stock before the transaction, less the applicable exercise or purchase price,

(d) cause the holders of any or all Awards to have the right during the term of the Awards to receive upon exercise of the Award the Acquisition Consideration receivable upon consummation of the transaction by a holder of the number of shares of ECB common stock that might have been obtained upon exercise or conversion of all or any portion thereof, less the applicable exercise or purchase price therefore, or to convert the Award into a stock option, restricted stock or performance shares relating to the surviving or new corporation in the transaction, or

(e) take such other action as it deems appropriate to preserve the value of the Award to the Participant.

The Plan Committee may provide for any of the foregoing actions in an Award Agreement in advance, may provide for any of the foregoing actions in connection with the Change in Control, or both.

For purposes of this Plan the term “person” shall be as defined in Section 3(a)(9) and as used in Sections 13(d)(3) and 14(d) (2) of the Securities Exchange Act of 1934, and the terms “beneficial owner” and “beneficial ownership” shall have the meaning given in the Securities and Exchange Commission’s Rule 13d-3 under the Securities Exchange Act of 1934.

ARTICLE 11

AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

ECB may terminate, suspend, or amend the Plan at any time without stockholder approval, unless stockholder approval is necessary to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule or regulation, (b) the Internal Revenue Code, which requirements may include without limitation qualification of an Award as performance-based compensation under Internal Revenue Code Section 162(m) and compliance with requirements under Internal Revenue Code Section 422, or (c) any securities exchange, market, or other quotation system on or through which ECB’s securities are listed or traded. However, no Plan amendment shall (a) result in the loss of a Plan Committee member’s status as a “non-employee director,” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or regulation, (b) cause the Plan to fail to satisfy the requirements imposed by Rule 16b-3, or (c) without the affected Participant’s consent (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification, or termination. Despite any provision in the Plan, including this Article 11, to the contrary, ECB shall have the right to amend the Plan and any Award Agreements without the consent of or additional consideration to affected Participants if amendment is necessary to comply with or avoid penalties arising under Internal Revenue Code Section 409A or any other section of the Code, even if the amendment reduces, restricts, or eliminates rights granted under the Plan, the Award Agreement, or both, before the amendment.

ARTICLE 12

ISSUANCE OF SHARES AND SHARE CERTIFCATES

12.1    Issuance of Shares. ECB shall issue or cause to be issued shares of its common stock as soon as practicable upon exercise or conversion of an Award that is payable in shares of ECB common stock after compliance with the terms set forth in this Article 12. No shares shall be issued until full payment is made, if payment is required by the terms of the Award. In the case of an Option or Performance Shares, until a stock certificate evidencing the shares is issued, no right to vote or receive dividends or any other rights as a stockholder shall exist for the shares of ECB common stock to be issued. Issuance of shares of common stock shall be evidenced by a computerized or manual entry in the stock records of ECB or of a duly authorized transfer agent of ECB, which records are established to evidence the issuance of shares of ECB common stock and are binding on all parties, unless manifest error exists. Issuance may also be evidenced by the issuance of a stock certificate.

12.2    Delivery of Share Certificates. ECB shall not be required to issue any shares or deliver any certificates until all of the following conditions are fulfilled:

(a) payment in full for the shares and for any tax withholding,

(b) completion of any registration or other qualification of the shares the Plan Committee in its discretion deems necessary or advisable under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body,

(c) if ECB common stock is listed on The NASDAQ Stock Market or another exchange, admission of the shares to listing on The NASDAQ Stock Market or the other exchange,

(d) if the offer and sale of shares of ECB common stock is not registered under the Securities Act of 1933, qualification of the offer and sale under an available registration exemption under the Securities Act of 1933,

(e) obtaining any approval or other clearance from any Federal or state governmental agency the Plan Committee, in its discretion, determines to be necessary or advisable. The inability of ECB to obtain from any regulatory body having jurisdiction the authority deemed by ECB’s counsel to be necessary for the lawful issuance of any shares of its common stock hereunder shall relieve ECB of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained; and

(f) the Plan Committee is satisfied that the issuance and delivery of shares of ECB common stock under this Plan complies with applicable Federal, state, or local law, rule, regulation, or ordinance or any rule or regulation of any other regulating body, for which the Plan Committee may seek approval of ECB’s counsel.

ECB shall not be required to register any Option, any common stock to be issued pursuant to the exercise of any Option, or any common stock otherwise issued pursuant to the grant of any Award, under the Securities Act of 1933 of any other laws or regulations to which ECB’s securities may be subject

12.3    Applicable Restrictions on Shares. Shares of ECB common stock issued may be subject to such stock transfer orders and other restrictions as the Plan Committee may determine are necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The NASDAQ Stock Market or any stock exchange upon which ECB common stock is listed, and any other applicable Federal or state law. Certificates for the common stock may bear any restrictive legends the Plan Committee considers appropriate.

ARTICLE 13

MISCELLANEOUS

13.1    Assignability. Except as described in this Section or as provided in Section 13.2, an Award may not be transferred except by will or by the laws of descent and distribution, and an Award may be exercised during the Participant’s lifetime solely by the Participant or by the Participant’s guardian or legal representative. However, with the permission of the Plan Committee a Participant or a specified group of Participants may transfer Awards other than Incentive Stock Options to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards other than Incentive Stock Options to a member of the Participant’s immediate family, a revocable or irrevocable trust established solely for the benefit of the Participant’s immediate family, a partnership or limited liability company whose only partners or members are members of the Participant’s immediate family, or an organization described in Internal Revenue Code Section 501(c)(3). An Award transferred to one of these permitted transferees shall continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Plan Committee. A permitted transferee may not retransfer an Award except by will or by the laws of descent and distribution, and the transfer by will or by the laws of descent and distribution must be a transfer to a person who would be a permitted transferee according to this Section 13.1.

13.2    Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Beneficiaries may be named contingently or successively. Unless otherwise provided in the beneficiary designation, each designation made shall revoke all prior designations made by the same Participant. A beneficiary designation must be made on a form prescribed by the Plan Committee and shall not be effective until filed in writing with the Plan Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary shall be his or her surviving spouse or, if none, the deceased Participant’s estate. None of ECB, its Board of Directors, or the Plan Committee is required to infer a beneficiary from any other source. The identity of a Participant’s designated beneficiary shall be based solely on the information included in the latest beneficiary designation form completed by the Participant and shall not be inferred from any other evidence.

13.3    No Implied Rights to Awards or Continued Services. No Employee has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of Employees under this Plan. Nothing in the Plan shall or shall be construed to guarantee that any Participant will receive a future Award. Neither this Plan nor any Award shall be construed as giving any individual any right to continue as an Employee of ECB or a Related Entity. Neither the Plan nor any Award shall constitute a contract of employment, and ECB expressly reserves to itself and all Related Entities the right at any time to terminate Employees free from liability or any claim under this Plan.

13.4    Tax Withholding. Each Participant shall be responsible for all federal, state, local or other taxes of any nature as shall be imposed pursuant to any law or governmental regulation or ruling on or related to any Award granted hereunder or action taken with respect thereto, or on any income which a Participant is deemed to recognize in connection with an Award. If the Committee shall determine to its reasonable satisfaction that ECB or any of its Related Entities is required to pay or withhold the whole or any part of any estate, inheritance, income, or other tax with respect to or in connection with any Award or action taken with respect thereto, then ECB or such Related Entity shall have the full power and authority to withhold and pay such tax out of any shares of common stock being purchased by or delivered to the Participant or from the Participant’s salary or any other funds otherwise payable to the Participant, or, prior to and as a condition of exercising an Option or the delivery of any common stock to the Participant in connection with any other Award, ECB may require that the Participant pay to it in cash or otherwise the amount of any such tax which ECB, in good faith, believes it or its related Entity is required to withhold.

13.5    Indemnification. Each individual who is or was a member of ECB’s Board of Directors or Plan Committee shall be indemnified and held harmless by ECB against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Director of ECB or as a Plan Committee member and against and from any and all amounts paid, with ECB’s approval, by him or her in settlement of any matter related to or arising from the Plan as a ECB Director or as a Plan Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a ECB Director or as a Plan Committee member, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties. In order to receive indemnification such director must give ECB an opportunity at its expense to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this Section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under ECB’s organizational documents, by contract, as a matter of law, or otherwise.

13.6    No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of ECB to establish other plans or to pay compensation to Employees in cash or property in a manner not expressly authorized under the Plan.

13.7    Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws, other than laws governing conflict of laws, of the State of North Carolina. This Plan is not intended to be governed by the Employee Retirement Income Security Act of 1974, and the Plan shall be construed and administered in a manner that is consistent with that intention.

13.8    No Impact on Benefits. Plan Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in benefit calculations.

13.9    Securities and Exchange Commission Rule 16b-3. The Plan is intended to comply with all applicable conditions of Securities and Exchange Commission Rule 16b-3 under the Securities Exchange Act of 1934, as that rule may be amended from time to time. All transactions involving a Participant who is subject to beneficial ownership reporting under Section 16(a) of the Securities Exchange Act of 1934 shall be subject to the conditions set forth in Rule 16b-3, regardless of whether the conditions are expressly set forth in this Plan, and any provision of this Plan that is contrary to Rule 16b-3 shall not apply to that Participant.

13.10    Internal Revenue Code Section 162(m). The Plan is intended to comply with applicable requirements of Section 162(m) for exemption of performance-based compensation from the deduction limitations of Section 162(m). Unless the Plan Committee expressly determines otherwise, any provision of this Plan that is contrary to those Section 162(m) exemption requirements shall not apply to an Award that is intended to qualify for the exemption for performance-based compensation. In the event the Performance Shares become subject to the Section 162(m) compensation limit (“Limit”) upon vesting, the Plan Committee may delay the distribution of such shares to the Participant to a date upon which the Limit is inapplicable to the Performance Shares. However, the Performance Shares shall be distributed upon the earlier of (a) the tax year in which there is a reasonable anticipation that the Limit will become inapplicable to the Performance Shares and (b) the tax year in which the Participant separates from service with ECB.

13.11    Successors. All obligations of ECB under Awards granted under this Plan are binding on any successor to ECB, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of ECB.

13.12    Severability. If any provision of this Plan or the application thereof to any person or circumstances is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

13.13    No Golden Parachute Payments. Despite any provision in this Plan or in an Award Agreement to the contrary, ECB shall not be required to make any payment under this Plan or an Award Agreement that would be a prohibited golden parachute payment within the meaning of Section 18(k) of the Federal Deposit Insurance Act or which would be a nondeductible payment within the meaning of Internal Revenue Code Section 280G.

13.14    Use of Proceeds. Proceeds from the sale of stock pursuant to Options or from the sale of Restricted Stock or Performance Shares shall constitute general funds of ECB.